UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2016

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

ASSIGNMENT, ASSUMPTION AND OPTION AGREEMENT between Boreal Water Collection, Inc. and Catskill Springs LLC, of Hillsborough, California (“Catskill Springs Agreement”); October 7, 2016.

Reference is made to the registrant’s Form 8-K of September 7, 2016 regarding the September 6, 2016 SECOND ADDENDUM TO PURCHASE AGREEMENT BETWEEN BB DEVELOPMENT XXVIII LLC, AS SELLER, AND BOREAL WATER COLLECTION, INC., AS PURCHASER (“ADDENDUM”). The Purchase Agreement involves an artesian spring, water supply and existing facility located in the Town of Callicoon, New York (“Alpine Spring”). Boreal Water Collection, Inc. (“Boreal”) is the successor to Leisure Time Spring Water, Inc., which had a first right of refusal regarding the premises.

A copy of the Purchase Agreement is attached as an exhibit to our January 6, 2016 Form 8-K. A copy of the ADDENDUM is attached as an exhibit to our September 7, 2016 Form 8-K.

The Addendum provides that time is of the essence and closing of the transaction (purchase of Alpine Spring) shall be no later than 10 AM, Friday, October 7, 2016.

On October 7, 2016, Catskill Springs LLC purchased Boreal’s first right of refusal in the ADDENDUM for consideration of one hundred fifty thousand dollars ($150,000.00) and acquired Alpine Spring for six hundred thousand dollars ($600,000.00) (under separate agreement with the Seller of Alpine Spring). As part of the Catskill Springs Agreement, Boreal has the exclusive right to repurchase Alpine Spring within the first year at the price of $750,000. Should Boreal not buy the property within the first year, Boreal would then have a first right of refusal should Catskill Springs LLC decide to accept an offer on the property. Boreal continues to have current rights to use of the spring and water rights as originally contained in the November 1, 1995 Agreement (as referenced in the Catskill Springs Agreement).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1       ASSIGNMENT, ASSUMPTION AND OPTION AGREEMENT; dated October 7, 2016 between Boreal Water Collection, Inc. and Catskill Springs LLC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2016

By: /s/ Mrs. Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer (CEO, President, Secretary, Treasurer) and Sole Member of the Board of Directors

3